Exhibit 99.2

NEWS RELEASE

NOBLE ENERGY PROVIDES DETAILED 2017 OUTLOOK AND GUIDANCE

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Full-year sales volumes have been raised to 415 - 425 MBoe/d, up nearly 5 percent from last year, after adjusting for 2016 divestment impacts. Volumes from the announced Clayton Williams Energy acquisition are included in the Company’s total beginning with expected closing in the second quarter of 2017.

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Total Company oil volumes are anticipated to be higher by approximately 9 percent, after adjusting for 2016 divestment impacts. U.S. onshore oil is anticipated to be up nearly 30 percent year on year, after adjusting for 2016 divestments.

•	Organic capital expenditures for 2017 are estimated to be between $2.3 and $2.6 billion.

•	Approximately 75 percent of the total capital program is allocated to U.S. onshore development, primarily focused on liquids-rich opportunities in the DJ Basin, Delaware Basin, and Eagle Ford.

•	Eastern Mediterranean capital expenditures, including development costs associated with the Leviathan project, represent over 20 percent of the Company’s total.

HOUSTON (February 13, 2017) - Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or “the Company”) today provided updated and detailed guidance for 2017, including capital expenditure and sales volume expectations, along with various cost items for the year.

David L. Stover, the Company's Chairman, President and CEO, commented, “Building on our strong performance over the last couple of years, Noble Energy is now rapidly accelerating our pace of development in 2017. In the U.S. onshore business, we are materially increasing the capital allocation to each of our liquids-focused assets in 2017, including the DJ Basin, the Delaware Basin, and the Eagle Ford. We will continue to concentrate on long laterals and pad drilling, enhanced completions with higher proppant loadings and tighter stage and cluster spacing, as well as integrated facility design. We have leading positions in two of the top U.S. oil basins, and we materially enhanced our Delaware Basin position earlier this year through the announced acquisition of Clayton Williams Energy. Our onshore portfolio provides some of the highest return opportunities in the U.S., and our 2017 capital plan positions us for significant value-added growth, near term and for many years to come.”

Stover continued, “In addition to our onshore business, we have a tremendous opportunity with the Leviathan project offshore Israel. In 2017, our teams will begin project development, with first gas targeted for the end of 2019. I have no doubt that our outstanding track record of major project execution will again deliver substantial value to the Company. At the same time as we progress Leviathan, we will continue to maximize production and cash flow from our other offshore assets. We are excited about 2017, which will certainly be an impactful year for Noble Energy, and we are off to a great start.”

Capital Program
At the midpoint of the annual capital range of $2.3 to $2.6 billion for 2017, Noble Energy expects to invest approximately $1.8 billion in the U.S. onshore (75 percent of total) and $625 million (25 percent of total) in offshore and other activities. Anticipated capital by business unit is:

Initial 2017 Organic Capital Program ($ MM)
DJ Basin	$850	Eastern Med.	$550
Delaware Basin	$500	Other	$75
Eagle Ford	$325
Marcellus	$150
U.S Onshore	$1,825	Offshore / Other	$625

		Total Company	$2,300 – 2,600

U.S. onshore organic investments are up approximately 90 percent from 2016 levels and will be primarily focused on drilling and completion activities within the DJ Basin, Delaware Basin and Eagle Ford. Capital expenditures in the Marcellus Shale will focus on the completion of previously-drilled uncompleted wells. For the Clayton Williams Energy assets, reported capital has been included from closing (expected in the second quarter of 2017) through the end of the year.

Noble Energy’s total U.S. onshore rig count is expected to average more than eight operated rigs for 2017, exiting the year with nine. A third operated rig for the DJ Basin has been accelerated and is now planned to be added in the second quarter of 2017. In the Delaware Basin, Noble Energy increased its operated rig count on its existing position to three rigs during the fourth quarter of 2016 and anticipates running three rigs during 2017. Following closing of the Clayton Williams Energy acquisition, Noble Energy anticipates adding a second operated rig to this position mid-year and a third rig by the end of 2017. Combined, total rigs running at the exit of 2017 in the Delaware Basin is anticipated to be six operated rigs. On average for 2017, a one rig program is anticipated in the Eagle Ford.

The Company anticipates to drill and commence production on approximately 225 onshore wells in 2017. The average drilling length across the U.S. onshore activity for 2017 is 8,200 lateral feet, with approximately two-thirds of the wells to be drilled in the DJ Basin, nearly 25 percent in the Delaware and the remainder in the Eagle Ford. In the DJ Basin, half of the anticipated wells in the 2017 program are located in Wells Ranch. The Company will also be drilling wells in the East Pony and Mustang areas. In the Delaware Basin, the vast majority of the wells are expected to be in the Wolfcamp A interval, with a few wells in other zones. The majority of the Eagle Ford program is focused on Lower Eagle Ford wells in Gates Ranch; however, the Company plans to also include multiple Upper Eagle Ford wells in its 2017 activity. Noble Energy will continue to utilize enhanced completion designs throughout its U.S. onshore well activity.

Included in the U.S. onshore capital expenditure amount is approximately $120 million related to midstream facility infrastructure buildout for central gathering facilities (CGF) and associated gathering lines, split evenly between the DJ Basin and Delaware Basin. These amounts include the buildout of the CGF in the Mustang area of the DJ Basin as well as for the Company’s first two CGFs in the Delaware Basin. The $120 million reflects Noble Energy’s interest in the respective development companies (NBL currently owns 75% of both systems). The remaining 25 percent is owned by Noble Midstream Partners LP (NYSE: NBLX) (“Noble Midstream Partners” or “the Partnership”), which is designing and operating the facilities in support of the Company’s long-term upstream plans. Noble Midstream Partners’ organic capital program for 2017 of $155 to $175 million, attributable to the Partnership, is not included in the Company’s capital guidance amount, although it will be consolidated when reported as a result of the Company’s ownership of the general partner.

Capital expenditures in the Eastern Mediterranean for the initial development of the Leviathan project include drilling one production well, long-lead investment items, and ramp up of construction activities. The Company will also complete an additional production well at Tamar, which was drilled in the fourth quarter of 2016.

The remainder of the capital program is planned for offshore and corporate, including the Gulf of Mexico and West Africa, as well as other exploration activities. Late in 2017, Noble Energy anticipates participating in the drilling of the Araku exploration prospect offshore Suriname. The Company holds a 20 percent non-operated working interest in the prospect, with total gross unrisked resources in excess of 500 million barrels of oil equivalent.

Sales Volumes
Full year sales volumes are anticipated to average approximately 415 - 425 MBoe/d for 2017, including volumes from the Clayton Williams Energy properties following closing of the transaction. In total, this represents a 5 percent increase over last year, adjusted for 2016 divestments.

Total U.S. onshore volumes are expected to be up 10 percent versus 2016, after adjusting for the impact of 2016 divestments. U.S. onshore oil volumes are expected to be higher by nearly 30 percent on a full year basis and 40 percent when comparing the second half of 2017 to the second half of 2016. The majority of U.S. onshore growth in 2017 is driven by development programs in the Delaware and Eagle Ford assets. Full year 2017 DJ Basin volumes are anticipated to be equivalent to 2016, although higher on an exit rate basis. Sales volumes from the Marcellus are expected to be down from 2016 as a result of the impact of the divested volumes from the Marcellus JV separation, as well as natural decline in existing production.

In offshore areas, total reported net production in Israel is anticipated to be down slightly from 2016, with underlying natural gas demand growth partially offsetting the impact of the 3.5 percent Tamar interest sale in late 2016. In the Gulf of Mexico and West Africa, volume declines are expected from 2016.

Sales volumes are expected to grow materially throughout the year. The trajectory of volumes through the year is expected to be:
First Quarter 2017    370 – 380 MBoe/d
Second Quarter 2017    395 – 415 MBoe/d
Second Half 2017    440 – 460 MBoe/d

First quarter 2017 sales volumes reflect lower liftings in West Africa as compared to the fourth quarter of 2016 by over 10 MBbl/d. In addition, asset divestitures are resulting in a decrease in sales volumes from the fourth quarter of 2016 to the first quarter of 2017. This amount totals approximately 15 MBoe/d and is primarily comprised of the Marcellus JV dissolution impact and the 3.5% working interest sale in Tamar. Underlying production from the Marcellus is expected to be impacted by natural decline and no new wells commencing production in the quarter. In the DJ Basin, slight volume decline is expected, with the first quarter reflecting the fewest new well startups during 2017.

Second quarter volumes are expected to include a partial quarter of the Clayton Williams Energy production and will begin to reflect the production impact from the ramp in U.S. onshore drilling and completions. Total Company sales volumes in the second half of 2017 are expected to reflect continued growth from the onshore development programs.

Full detailed first quarter 2017 guidance is provided in the Company’s supplemental slides for today’s upcoming conference call. The slides are available on the Company’s website.

2017 Full-year Operational and Financial Guidance
The breakdown of the Company's estimated annual average daily volumes for 2017 by product and location is:

Crude Oil and Condensate (MBbl/d)
United States Onshore         90 - 95
United States Gulf of Mexico         19 - 22
Equatorial Guinea         20 - 22
Equatorial Guinea – equity method investment    1 - 2
Total        132 - 138

Natural Gas Liquids (MBbl/d)
United States Onshore        60 - 64
United States Gulf of Mexico        1 - 2
Equatorial Guinea – equity method investment    5 - 6
Total        66 - 72

Natural Gas (MMcf/d)
United States Onshore        750 - 785
United States Gulf of Mexico        15 - 20
Equatorial Guinea         240 - 250
Israel         255 - 270
Total        1,275 - 1,305

Total Equivalent Sales Volumes (MBoe/d)
United States Onshore        277 - 287
United States Gulf of Mexico        23 - 27
Equatorial Guinea         60 - 64
Equatorial Guinea – equity method investment    6 - 8
Israel        42 - 45
Total        415 - 425

At the midpoint of the Company’s volume guidance, existing hedge positions cover over 35 percent of global crude oil and condensate production and over 55 percent of U.S. natural gas production.

Equity method investments include income generated from the methanol facilities, the LPG plant in Equatorial Guinea, as well as the CONE MLP. Equity method income for 2017 is estimated at $110 to $140 million.

Costs and Expenses
Lease operating ($ per BOE)        $ 3.60 - $ 3.90
Transportation and gathering ($ per BOE)        $ 3.70 - $ 4.00
Depreciation, depletion and amortization ($ per BOE)    $ 15.00 - $ 15.90

Production and ad valorem taxes        3.5 – 4.0% of oil, gas and NGL revenues

Marketing and processing ($ MM)        $ 70 - $ 90
Exploration ($ MM)        $ 140 - $ 170
General and administrative ($ MM)        $ 390 - $ 430
Interest, net* ($ MM)        $ 340 - $ 370
*Capitalized interest is estimated to be $65 million.

Other Items
Effective tax rate         30 - 40%
Deferred tax ratio         80 - 100%

Tax guidance is applicable to earnings before unrealized mark-to-market gain / loss on commodity derivatives and other items typically not factored in by analysts.

Diluted outstanding shares are expected to average 465 to 475 million for the full year, reflecting the issuance of 55 million shares associated with the Clayton Williams Energy acquisition, which is expected to close in the second quarter of 2017.

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nobleenergyinc.com

Investor Contacts
Brad Whitmarsh
(281) 943-1670
brad.whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
megan.repine@nblenergy.com

Megan Dolezal
(281) 943-1861
megan.dolezal@nblenergy.com

Media Contacts
Reba Reid
(713) 412-8441
media@nblenergy.com

Paula Beasley
(281) 876-6133
media@nblenergy.com

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes,” “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events. They include estimates of oil and natural gas reserves, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are discussed in its most recent annual report on Form 10-K and in other reports on file with the Securities and Exchange Commission. These reports are also available from Noble Energy’s offices or website, http://www.nobleenergyinc.com. Forward-

looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC. We use certain terms in this news release, such as “gross unrisked resources” and “EUR” or “estimated ultimate recovery”, which are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Noble Energy's offices or website, http://www.nobleenergyinc.com.